AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON 2000-06-09 REGISTRATION NO. _________

Securities and Exchange Commission Washington, D.C. 20549
FORM SB-2 Registration Statement Under the Securities Act of 1933
CALIFORNIA SOFTWARE CORPORATION
NEVADA	7371	88-0408446
(State or other jurisdiction of incorporation or other organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)
2045 McCabe Way, Irvine, CA 92614
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

COPIES TO:		Thomas C. Cook & Associates, Ltd.
3110 South Valley View Blvd, Suite 106
Las Vegas, Nevada 89102

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.		[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

[_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

[_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

[_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:		[_]

CALCULATION OF REGISTRATION FEE1

Tile of each class of securities to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	$7.59	$20,692,748.53	$5,752.58

1Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average high and low sale prices of registrant's common stock on June 6, 2000.

SUBJECT TO COMPLETION, DATED JUNE 9, 2000

PROSPECTUS

California Software Corporation

2,724,971 SHARES OF COMMON STOCK

The selling stockholders identified in this prospectus are offering 2,724,971 shares of common stock. All these securities are being registered for resale only. California Software Corporation will not receive any of the proceeds from the sale of shares by the selling stockholders.

California Software Corporation's common stock is traded on the Over-the-Counter Bulletin Board (OTCBB) under the symbol "CAWC" On June 9, 2000, the last reported sales price for the common stock on the OTCBB was $7.75 per share.

The date of this Prospectus is June 9, 2000.

You may rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the solicitation is unlawful .

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

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PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3. SUMMARY INFORMATION AND RISK FACTORS

TO UNDERSTAND THIS OFFERING FULLY, WE ENCOURAGE YOU TO READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE FINANCIAL STATEMENTS AND THE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY APPEARING ELSEWHERE IN THIS PROSPECTUS.

REFERENCES IN THIS DOCUMENT TO "THE COMPANY," "WE," "US," AND "OUR" REFER TO CALIFORNIA SOFTWARE CORPORATION.

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS. THE OUTCOME OF THE EVENTS DESCRIBED IN THESE FORWARD-LOOKING STATEMENTS IS SUBJECT TO RISKS AND ACTUAL RESULTS COULD DIFFER MATERIALLY. THE SECTIONS ENTITLED "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS," AS WELL AS OTHER SECTIONS IN THIS PROSPECTUS, CONTAIN A DISCUSSION OF SOME OF THE FACTORS THAT COULD CONTRIBUTE TO THOSE DIFFERENCES.

The Offering

Securities offered for resale by certain stockholders of our Company:

  Up to 2,724,971 shares of Common Stock

The Company

California Software Corporation ("CSC", or the "Company"), a Nevada Corporation, markets a family of software products under the brand name BABY that support the migration of Midrange applications in the IBM AS/400 and PC-LAN business environment. The products provide (a) software solutions that allow business customers to migrate IBM Midrange RPG (Report Generation Language) applications to the PC environment and to execute such applications in native mode on a PC network without a complete rewrite; (b) software designed to create a distributed processing environment including a true AS/400 client-server environment, remote site operations, deployment of a specific applications to PC workstations separate from an AS/400, various high availability applications, or delegation of AS/400 batch processing to NT; (c) graphical user interface (GUI) software that allows a developer of an AS/400 text-based application to present screens with Windows point-and-click functionality. Once the application runs on a BABY system, the developer deploys his application by purchasing a BABY Runtime License for every user of his software.

The management team of CSC has extensive experience in incorporating and restructuring organizations and divisions turning them into profitable and growth-enabled business units. Following an aggressive acquisition plan, CSC is seeking to incorporate into its product and marketing mix strategic businesses with a potential for profitable growth. The Company's growth-through-acquisition and core business expansion plan is designed to create a $100M entity by the end of 2001. The considerable expansion will not come at the expense of short- or long-term profitability: the management is carefully planning the selection of acquisition targets paying particular attention to their ability to integrate and complement current core competencies of the organization.

California Software Corporation is a Nevada corporation with headquarters in Irvine, California. Approximately two months after incorporation in October 1998, the Company acquired the assets, assumed the liabilities, and took over the product line of California Software Products, Inc.

The Company's founders pioneered the BABY product line - the first PC-based Report Generation Language (RPG) compilers - in the early eighties. The BABY software allowed companies to execute Midrange applications on a PC network in the "native" mode without the need for redevelopment. Over the past decade, BABY products acquired worldwide brand-name recognition and an installation base of more than 100,000 users in 56 countries.

The Company's goal is to maintain its leadership position in Midrange migration - including IBM AS/400 and its predecessors System/32, System/34, System/36, and System/38 - to the PC platform. A major drawback of otherwise powerful and reliable Midrange systems is that the software that runs on them is highly proprietary and won't run on other platforms. As more businesses shift toward a PC-network computing environment, the users of Midrange systems are looking for efficient ways to protect their investment in legacy applications by migrating their applications to the PC platform. The products of CSC enhance the IBM Midrange PC-LAN environment without significant costs and time commitments required for rewriting applications.

Selected Balance Sheet Data*
	March 31, 2000 (Unaudited)	December 31, 1999 (Audited)
ASSETS
Cash and Cash Equivalents	7,825,679	5,058,856
Plant Property & Equipment	63,066	51,472
Other Assets	907,078	960,324
TOTAL ASSETS	$8,795,823	$6,070,652

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities	1,052,484	3,189,193
Stockholders' Equity	7,743,339	2,881,459
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,795,823	$6,070,652

*More Information can be obtained from the Company's periodic SEC filings.

Risk Factors

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING A DECISION TO BUY OUR COMMON STOCK. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO MATERIALLY IMPAIR OUR BUSINESS OPERATIONS.

IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. YOU SHOULD ALSO REFER TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND THE RELATED NOTES.

IF WE CONTINUE TO EXPERIENCE LOSSES IN THE FUTURE, OUR BUSINESS, FINANCIAL CONDITION AND GROWTH PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

Investment Considerations

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means who have no need for initial liquidity in their investments. Prospective investors should carefully consider the following investment considerations:

Industry Factors; Economic and Market Conditions

The software business is, by its nature, subject to various risks, including the risk of losses resulting from competitive pressures, copyright infringements, possible changes in dominant standards due to breakthrough innovations, and short life cycle of products. The economy-wide factors, such as growth rates, inflation, and availability of credit can also significantly affect the business of the Company.

Legal Proceedings

Many aspects of the Company's business involve substantial risks of potential liability and enforcement by state and federal authorities. Recent cases demonstrate that software companies can get involved in costly litigation in the context of copyright and anti-trust laws. (See "Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements, or Labor Contracts" below.)

Small Capitalization Companies

The Company's business is focused on a relatively small segment of the software market, which may be subject to greater risks than the software industry as a whole. Consequently, this business may be marketable to only a limited segment of the investing public. The Company believes that certain small capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources and their securities may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of small capitalization companies. In particular, small capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

Competition

The Company encounters intense competition in all aspects of its platform migration business and competes directly with other software firms, a significant number of which have greater capital and other resources than the Company. There can be no assurance that the Company will be able to compete successfully in the future or that competition will not have a material adverse affect on the Company's results of operations.

Possible Necessity for Additional Financing

No assurance can be given as to how much additional working or acquisition capital will be required or that additional financing can be obtained, or if obtainable, that the terms will be satisfactory to the Company, or that such financing would not result in a substantial dilution of shareholder's interest.

Reliance upon Key Personnel and Necessity of Additional Personnel

The Company is largely dependent upon the personal efforts and abilities of existing management. The success of the Company will also be largely dependent upon the ability of the Company to continue to attract quality management and employees to help operate the Company as its operations grow. In addition, the Company's business is dependent on the highly skilled, and often highly specialized, individuals it will need to employ. Retention of research, software development, sales, and administrative professionals is particularly important to the Company's prospects. Part of CSC's strategy is to build relationships with its current and prospective clients in advance of any transaction and to maintain such relationships over the long term by providing consulting services to corporate clients in their using CSC's products.

Control By Existing Management

Currently, officers and directors as a group directly own or control approximately 6,420,028 shares of Common Stock, which is 51.4% of the 12,488,771 shares of Common Stock outstanding.

Limited Market for Common Stock

The Common Stock of CSC is currently quoted on the Over-the-Counter Bulletin Board (OTCBB®) under the symbol CAWC. However, as is the case for many other stocks on the OTCBB®, the trading volume in the Company's stock is insignificant. Moreover, most of the stock in the Company is privately held. Therefore, the market for the Common Stock is limited. The management expects that the expansion of the shareholder base and continuing improvements in operating results would enhance the liquidity of the Company's shares in the future. However, there can be no assurance that a meaningful trading market will develop.

In the absence of a security being quoted on NASDAQ, or the Company having $2,000,000 in net tangible assets, trading in the Common Stock would be covered by a Securities and Exchange Commission (the "Commission") rule under which broker-dealers who recommend such securities ("Penny Stocks") to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $2,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. However, securities can be exempt from the rule if the market price is at least $5.00 per share.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure related to the market for penny stocks and for trades in any stock defined as a penny stock. The Commission has recently adopted regulations under such Act, which defines penny stock to be any non-NASDAQ equity security that has a market price of less than $5.00 per share (as defined). Unless exempt, for any transaction in a penny stock, the new rules require the delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission explaining important concepts involving the penny stock market, the nature of such market, terms used in such market, the broker-dealer's duties to the customer, a toll-free telephone number for inquiries about the broker-dealer's disciplinary history and the customer's rights and remedies in case of fraud or abuse in the sale. Disclosure also has to be made about commissions payable to both the broker-dealer and the registered representative and current quotations of securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Non-NASDAQ stocks would not be covered by the definition of penny stock for (i) issuers who have $2,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years); (ii) transactions in which the customer is an institutional accredited investor; and (iii) transactions that are not recommended by the broker-dealer.

No Dividends Likely

Since inception, the Company has not paid dividends on its Common Stock. Additionally, the Company does not expect to pay any dividends in the foreseeable future. (See "Dividend Policy").

Special Note Regarding Forward-Looking Statements

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. YOU SHOULD NOT RELY ON THESE FORWARD-LOOKING STATEMENTS. WORDS SUCH AS "ANTICIPATE," "BELIEVE," "PLAN," "EXPECT," "FUTURE," "INTEND," "COULD" AND SIMILAR EXPRESSIONS INDICATE FORWARD-LOOKING STATEMENTS. YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES AND OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS FOR MANY REASONS, INCLUDING THE FACTORS DESCRIBED IN "PROSPECTUS SUMMARY," "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS. WE CAUTION YOU NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF TODAY'S DATE AND WE DISCLAIM ANY OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS.

ITEM 4. USE OF PROCEEDS

The Company will not receive any proceeds from the sale of common stock by the selling stockholders.

ITEM 5. DETERMINATION OF OFFERING PRICE

The securities will be sold at prevailing market prices.

ITEM 6. DILUTION

Not Applicable

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ITEM 7. SELLING SECURITY HOLDERS

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering, and (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus.

Name of Person(s) or Entity1	Shares Held	Name of Person(s) or Entity1	Shares Held	Name of Person(s) or Entity1	Shares Held
Arbor Associates, LP	18,334	Gigliotti, Anthony	12,500	Msa Principal Group	233,750
Banks, Christina	3,126	Gillespie, Scott	6,250	Mumford, Roger A.	15,000
Barker, Bradford	50,000	Gordon, Dr. Richard	20,000	New Resource Investment	50,000
Baur, Thomas And Angela	12,500	Guinn, Ricky J.	5,000	Perkins, William D.	50,000
Bedford, Gerald	12,500	Guinn, Warren W.	1,250	Perry, Victor Alan	10,000
Beihagi, Kamyiar	10,000	Harrington, Vera	25,000	Piccolo, Guy	10,000
Bengston, Herbert S.	10,000	Hatchlands Finance, Ltd	100,000	Porta, Peter E.	12,500
Berry, Scott	12,222	Huget, Helga	25,000	Rauch, Lilly	3,126
Block, Howard	12,500	Jolley,Sharon	1,250	Reus, Alexander	12,500
Blokhuis Holdings	15,622	Jordan, Emory	3,126	Rowlett TTEE, C. M.	12,222
Blokhuis, Gary & Doris	50,000	Kelley, Michael	2,500	Sansone, Enilda	10,000
Bothmann, Hans U.	25,000	Kelley, Michael	10,000	Schauer, Steve	6,250
Bothmann, Martin G.	50,000	Kelly, Thomas J.	50,000	Scher, Stanley	50,000
Cali, Janine	10,000	Krivo, Ron R.	10,000	Shelter, LLC	100,000
Cannizzaro, Salvatore	12,500	Kulhanjian, Ann	12,500	Shrager, David	12,222
Carnesale, John L.	50,000	Lavichant, Robert	20,000	Sider, Herb	25,000
Casper, Ted	12,500	LBI Group, Inc.	465,000	Smart.Com, LLC	10,000
Clinghan, Robert S.	10,000	Lorch, Timothy R.	10,000	Steinfurth, Ulrich	12,500
Cohen, Carmel J.	50,000	Malloy, John Cyril	12,500	Stokes, Joel A.	10,000
Connor, George K.	100,000	Martinez, Joe J.	10,000	Tarr, Gerald L.	50,000
Datillo, Jerami	20,000	Matarazzo, Dr. Joseph	50,000	Tower Realty And Development Inc.	50,000
Ellsworth, Michael J.	50,000	Matos, Peter	12,500	Wambolt, Craig A.	12,500
Finlayson, Ian B.	50,000	Mcewan, Lloyd and JoAnne	50,000	Wambolt, Gerry W.	12,500
Fogel, Marvin	50,000	Mcgregor Enterprises, LLC	234,971	West Valley Imaging	18,750
Galt Enterprises, Inc.	10,000	Miner, Don K.	50,000	Yelton, Carey M.	10,000
				Zuliani, Michael L.	20,000
				TOTAL	2,724,971

1Notes to Selling Shareholders: None of the above are named individuals or entities are affiliates of the issuer.

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ITEM 8. PLAN OF DISTRIBUTION

The selling stockholders may offer their shares at various times in one or more of the following transactions:

  in the over-the-counter market;

  on any exchange on which the shares may hereafter be listed;

  in negotiated transactions other than on such exchanges;

  by pledge to secure debts and other obligations;

  in connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

  in a combination of any of the above transactions.

The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling stockholders may use broker-dealers to sell their shares. The broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares. In addition, some of the Selling Shareholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the selling stockholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions received by such broker-dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The selling stockholders may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act. In addition, California Software Corporation has agreed to indemnify the selling stockholders with respect to the shares offered hereby against certain liabilities, including certain liabilities under the Securities Act.

Under the rules and regulations of the Exchange Act, any person engaged in the distribution of the resale of shares may not simultaneously engage in market making activities with respect to California Software Corporation's common stock for a period of two business days prior to the commencement of such distribution. The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act which may limit the timing of purchases and sales of shares of California Software Corporation's common stock by the selling stockholders.

The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them. The shares offered hereby are being registered pursuant to contractual obligations of California Software Corporation, and California Software Corporation has paid the expenses of the preparation of this prospectus. The Company has not made any underwriting arrangements with respect to the sale of shares offered hereby.

ITEM 9. LEGAL PROCEEDINGS

In January of 1997, California Software Products, Inc. ("CSPI"), a California Company, of which Bruce Acacio and Carol Conway were CEO and CFO, respectively, filed for Chapter 11 bankruptcy under the laws of the State of California due to a dispute with a creditor. In October of 1997, that dispute was resolved, and the Company emerged from bankruptcy.

No director, officer, significant employee, or consultant has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee, or consultant has been permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, or significant employee has been convicted of violating a federal or state securities or commodities law.

Certain aspects of the Company's business involve risks of liability. For example, there can be no assurance that third parties will not claim that the Company has misappropriated their creative ideas or formats or otherwise infringed upon their proprietary rights. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require the Company to enter into costly royalty or licensing arrangements to prevent the Company from using important technologies or methods, any of which could have a material adverse effect on the Company's business, financial condition or operating results. (See "Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements, or Labor Contracts" above.)

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

Executive Officers and Directors

The following table sets forth certain information regarding California Software Corporation's executive officers and directors as of June 9, 2000.

NAME	POSITION
Bruce Acacio	Chairman of the Board, President, and Chief Executive Officer
Carol Conway	Secretary, Treasurer, Vice President, and CFO
R. Dean Moore	Director of Development
Thomas Hoyt	Director of Worldwide Sales
Katherine Tague	Marketing & Communications

Bruce Acacio (Chairman of the Board, President, and Chief Executive Officer) is the former President and CEO of California Software Products, Inc. ("CSPI") of Santa Ana, California. Mr. Acacio took the reigns of CSPI in 1996. At CSPI, he was responsible for the release of new versions of CSPI's trademarked BABY/36 and BABY/AS2000 products. During his career, Mr. Acacio held sales and middle management positions of increasing responsibility with the UK-based conglomerate Lex Service, PLC, and was an agent manager for IBM. In those positions, he was responsible for turning around troubled operations and expanding business units.

Carol Conway (Secretary, Treasurer, Vice President, and CFO) is the former CFO of CSPI of Santa Ana, California. She has background in marketing of technical and consumer products. At CSPI, Ms. Conway assisted in the strategic and financial turnaround of the company. She was directly involved in the planning and execution of new product releases and supervised support and documentation for new versions of BABY/36 and BABY/AS2000. Prior to her involvement with CSPI and CSC, Ms. Conway held various positions of increasing responsibility with Ketchum in San Francisco.

R. Dean Moore (Director of Development) was one of the founding members of CSPI of Santa Ana. At CSPI, Dean led a programming team that developed the compilers for the initial BABY offerings and expanded these products into the suites of programs that currently comprise BABY/36 and BABY/AS2000. At California Software Corporation, Dean designed the new BABY/GUI product and continues to plan new functionality and adjunctive products to the current family.

Thomas Hoyt (Director of Worldwide Sales) held the same position with CSPI and moved over to California Software Corporation at acquisition. Tom has an impressive track record in marketing of software products in Europe and the Pacific Rim. His extensive language skills give him the ability to understand varying marketing cultures in different parts of the world. Previous posts include software and hardware marketing positions, including a Kodak subsidiary based in Hamburg, successfully building international channel partners and expanding existing operations.

Katherine Tague (Marketing & Communications) has 15 plus years of success in diversified marketing assignments with consumer products and financial services companies. At Reebok International she was responsible for supporting Western Division retail operations and handled Waste Management, Inc.'s major national accounts located in the Western Region. Kate then joined the turnaround management specialist, Crossroads, LLC where she managed communications for their clients' market and financial communities. At CSC, Kate manages advertising, promotion and investor relations.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of the Company's Common Stock by all persons known by the Company to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to the Company's knowledge, either sole or majority voting and investment power.

Title Of Class	Name and Address of Beneficial Owner of Shares	Position	Amount of shares held by Owner	Percent of Class
Common	Bruce Acacio	President, CEO, and Chairman of the Board	3,274,214	26.2%
Common	Carol Conway	Vice President, CFO, and Director	3,145,814	25.2%
Common	All Executive Officers and Directors as a Group

Footnotes to Principal Shareholders:

  The address of each executive officer and director is c/o California Software Corporation, 2485 McCabe Way, Irvine, CA 92614

ITEM 12. DESCRIPTION OF SECURITIES

Common and Preferred Stock

The aggregate number of shares the Company has the authority to issue consists of 20,000,000 shares of Common Stock having a $.001 par value, and 5,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be determined by future corporate resolutions.

Registration Rights

We are registering the shares to be sold by the selling stockholders pursuant to contractual obligations to the selling stockholders. Other than the shares being offered hereby, California Software Corporation is under no obligation to register any of its shares.

ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL

None. Not Applicable

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission's Policy on Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS

The Company retained National Financial Communication Corp. (NFCC) to perform Investor Relations and Public Relations services. NFCC received 210,000 shares as compensation for services rendered. The shares are restricted pursuant to Rule 144 and are not subject to registration with this statement.

ITEM 16. DESCRIPTION OF BUSINESS

It is important for any potential investor to note that while the Company anticipates effectuating a business plan based upon the factors explained below, and an assessment by management that such a business plan may likely succeed, there may be present variables and/or future conditions or events that preclude the Company from realizing its goals and capacity to serve clients in a manner which benefits the Company as expected. As such any potential investor should carefully consider the information contained herein and likewise consult with legal counsel and other advisors so as to determine the merit of the present offering.

Industry Background and Market Analysis

The IBM AS/400 and its predecessors, System/32, System/34, System/36, and System/38 - collectively called IBM Midrange systems - are a class of machines substantially different from widely familiar personal computers (PCs). The System/36, superceded by the AS/400, served as a popular computing solution for business applications for many years after IBM's introduction of these two systems in 1983 and 1988, respectively. Midrange systems were popular because, at the time of their introduction, they were far more powerful than individual PCs and were capable of supporting environments with hundreds of users. While AS/400 made the System/36 obsolete, industry sources estimate that approximately 250,000 System/36 systems remained in use worldwide at the end of 1995. Industry publications estimate that over 360,000 AS/400 systems were in use worldwide at the end of 1995.

The wide acceptance of IBM Midrange Systems fed off a large number of available software applications, both custom and pre-packaged, that ran on them. Over 28,000 business programs were written for those systems - more than for any other platform. Thus, in adopting IBM's Midrange computing platforms, businesses and the independent software vendors (ISVs) that supported them invested substantial resources developing application software. That software could perform a wide variety of manufacturing, accounting, and other information-management functions. According to industry sources, by 1995, estimated 25,000 software applications had been developed for use on AS/400 systems. Indeed, the development of applications software intended for use on IBM's Midrange computing platforms continues assisted by approximately 8,000 ISVs. In 1995, those ISVs generated estimated $2.5 billion in revenues from AS/400 applications software sales.

Despite the platform's multiple advantages, IBM Midrange users and developers have historically been constrained by the non-graphical and proprietary nature of IBM's operating systems. Software applications written for the System/36 and AS/400 platforms would not run on other computing platforms, including those using open operating systems such as UNIX or NTTM. This factor became increasingly important in recent years as PC networks became far more powerful and the number of PC users grew to the point where virtually all business people use them daily. Today, Midrange systems appear old-fashioned to many information management professionals. Since the late 1980s, decreasing prices and increasing functionality in information technology products led to increased market acceptance of open systems and customer demand for information technology products based on such systems. According to some estimates, sales of server/host systems based on the UNIX and NTTM operating systems will increase to $40 billion annually in the year 2000, up from an estimated $22 billion in 1996. Industry sources estimate that the UNIX applications software market is currently smaller, but growing faster, than the AS/400 applications software market.

The shift in position of the AS/400 from the operating platform to a passive server on a network raises the issue of integrating a huge bank of reliable, but proprietary text screen applications into a network environment. The four major approaches to integrating System/36 and AS/400 systems into LAN environments may be summarized as follows:

  Re-engineering - Re-engineering requires rewriting existing applications software to enable it to operate on a new computing platform. Since this entails completely rewriting applications software to meet customer requirements, it often results in increased cost, risk of failure, disruption and delay.

  Packaged Solutions - Migrating to a new computing platform can sometimes be accomplished by installing an applications software package that has been independently developed to run on open or portable platforms. While a substantial number of packaged software applications are available, businesses implementing this approach will often have to abandon their investment in existing databases and software and may incur substantial retraining costs.

  Rehosting - Rehosting involves migration of applications software to a new computing platform with minimal change to the source code. Rehosting is achieved by rebuilding applications software to run efficiently on the new computing platform. This solution often enables businesses to enjoy the continued use of their existing programs and databases, reduces retraining costs and takes full advantage of a new computing platform.

  Refacing - Refacing involves replacing the "green-screen" interface with a graphical user interface (GUI). The source code must still be run on the original computing platform or in a replicated environment. This is frequently the next step after rehosting an application to provide appearance and operation virtually identical to other Windows applications running in the environment.

Re-engineering custom applications or moving to a new packaged solution poses a significant financial risk to a business. Rewriting an application is not a line-for-line process because programming languages have different characteristics. Thus one can expect new applications to have errors that must be corrected. A packaged solution usually requires extensive modifications in order to meet particular business requirements. During the implementation period users need retraining and the incidence of user errors increases. Typically, order processing is slowed during such shakeout period and average days' receivables expand. Many businesses also have to deal with the risk of loss of customer, sales, financial, and/or operations data during the conversion.

CSC is expert in rehosting and refacing - the two approaches that require minimal retraining costs and offer continued use of existing programs and databases. The Company's products replicate the IBM Midrange operating environments under WindowsTM. What this means is that the applications developer can take older IBM Midrange programs that meet current business requirements and run them on an NTTM network. Moreover, the developer can utilize another CSC product to add a graphical user interface that does for Midrange applications what Windows 3x did for DOS applications. Importantly, CSC also provided a Y2K compliant platform for System/3x programs. This makeover dramatically extends the life of an application at a relatively low cost to the developer.

ISVs must also adapt to customer demands associated with increased popularity of new computing platforms. ISVs that have developed successful AS/400 applications software are faced with the challenge of migrating their products to new platforms to meet customer demands while maintaining their existing customer base for applications software running on the AS/400 platform. CSC's products are an excellent choice for such ISVs because BABY development tools do not modify the RPG source code. Moreover, screens developed with BABY/GUI can be used for both the AS/400 and NT offerings. Thus one set of code and screens can be maintained for both the Midrange and PC platforms.

Company Overview

California Software Corporation, hereinafter referred to as the "Company" or "CSC," markets a family of software products under the brand name BABY that support the migration of Midrange applications in the IBM AS/400 and PC-LAN business environment. The products provide (a) software solutions that allow business customers to migrate IBM Midrange RPG applications to the PC environment and execute such applications in native mode on a PC network without a complete rewrite; (b) software designed to create a distributed processing environment including a true AS/400 client-server environment, remote site operations, deployment of specific applications to PC workstations separate from an AS/400, various high availability applications, or delegation of AS/400 batch processing to NT; (c) graphical user interface (GUI) software that allows a developer of an AS/400 text-based application to present screens with Windows point-and-click functionality. The Company's goal is to maintain market leadership in the management of Midrange migration within the IBM AS/400 and PC-LAN business environment and to leverage that position to build strategic presence through acquisitions.

Brief History of the Company and its Predecessor

Headquartered in Irvine, CA, California Software Corporation was organized by the filing of articles of incorporation with the Secretary of State of the State of Nevada on October 28, 1998.

In the early eighties, the Company's founders used their extensive programming expertise to pioneer the first PC-based Report Generation Language (RPG) compilers which are a core functionality of the BABY product line. As the development environment expanded, the products have evolved to allow a company to execute Midrange applications on a PC network in "native" mode without the need for complete redevelopment. Over the past decade, the BABY brand has gained a significant franchise in the worldwide marketplace with more than 100,000 users in 56 countries.

On January 12, 1999, the Company completed an acquisition of approximately $1,628,068 worth of assets and $702,742 of liabilities from California Software Products, Inc. - a California company in a similar line of business as the Company - in exchange for a convertible note as amended in the principal sum of $2,250,000 - convertible into the Common Shares of the Company once the Company is trading on the OTCBB® or a similar market and based upon the Company's trading price sixty (60) days following the first day of trading of the Company's Shares with a minimum conversion rate of $1.50 per share on that date.

California Software Products, Inc. (CSPI) was founded in 1975 and incorporated in California for the purpose of writing programs for mainframe manufacturers. In 1980, the company was approached by the PC Division of IBM to write a program that would compile System/32 software to run on a personal computer. The development continued throughout the eighties adding new features and updating current programs as IBM introduced newer computer systems. When the PC Division was disbanded and the AS/400 Division chose not to continue the relationship, CSPI continued to improve its products on its own. The company had excellent technical resources, but management did not understand the marketplace, which led to a gradual decline in revenues and profits.

In late 1996, a new management team headed by Bruce Acacio and Carol Conway took over CSPI, bringing their extensive knowledge of turnaround strategies and marketing. The first order of business for the new team was to restructure the company through immediate cost-cutting measures to make it profitable. Due to an unresolved conflict with a major creditor, the team filed for Chapter 11 protection under Federal Bankruptcy law in January of 1997. The plan put forward by management was approved in October of 1997 and California Software Products, Inc., finished 1997 profitably - for the first time since 1988. 1998 revenues grew by nearly 60% over 1997 and gross profits were also higher.

Principal Products

CSC markets a family of software products under the brand name BABY. The products provide (a) software solutions that allow business customers to migrate IBM Midrange RPG applications to the PC environment and to execute such applications in native mode on a PC network without a complete rewrite; (b) software designed to create a distributed processing environment including a true AS/400 client-server environment, remote site operations, deployment of specific applications to PC workstations separate from an AS/400, various high availability applications, or delegation of AS/400 batch processing to NT; (c) graphical user interface (GUI) software that allows a developer of an AS/400 text-based application to present screens with Windows point-and-click functionality. Once the application runs on a BABY system, the developer deploys his application by purchasing a BABY Runtime License for every user of his software.

As a result, businesses and companies worldwide use the Company's family of BABY products for off-loading their program development by moving their source code to the PC, where it can be modified, recompiled, and debugged using BABY products. These programs can then be run on the PC or the Midrange system.

The Company currently offers the following applications:

  BABY/AS2000 - The BABY/AS2000 is a powerful PC based RPG/400 development, execution, and operating environment that combines all the benefits of PC and PC network technology with the power and versatility of an IBM AS/400 Midrange computer. Existing source code is downloaded to the PC, recompiled and executed without the need for redevelopment. New programs can be developed, compiled and debugged on the PC platform. New applications can be executed on the PC or uploaded to the AS/400. BABY/AS2000 allows users to preserve their existing application software investment, improve system performance and end-user response time, avoid the high cost of Midrange system upgrades, lower maintenance and system operations cost, integrate RPG/400 application data with existing PC applications, increase end user productivity and performance and shorten new user training time.

  BABY/AS2000 Client Server - The BABY/AS2000 Client-Server rapidly converts AS/400 legacy applications into client-server solutions without the need for any redevelopment of PC functionality. With BABY/AS2000 Client Server, portions of the legacy application targeted to become PC Clients can be downloaded to the PC and recompiled creating PC-based object code. The PC-based RPG application is able to execute for the Client and continue to use the data files residing on the AS/400 (true client-server). This makes it possible to rapidly turn a legacy application into a client-server application, eliminating the need for reprogramming or leaning new PC based languages. Benefits of the BABY/AS2000 Client-Server are no redevelopment of application functionality, rapid implementation cycle with low project completion risk, minimal project and staff investment, no learning curve for new PC based programming languages, ease of project backlog of the MIS department, the original source code always remaining on the AS/400, increased end user productivity and performance and shortened application training time for new users.

  BABY/36 - BABY/36 is a powerful PC based RPG II development, execution and operating environment for the migration of System/36 applications to a PC stand-alone or network environment without the need for any redevelopment. Many users have replaced their System/36 with PC networks and were able to easily migrate their S/36 applications in a matter of days. Benefits of BABY/36 include the ability to preserve existing application software investments, improved system performance and end user response time, avoiding high cost of upgrading to an AS/400, lower maintenance and system operations cost, integration of RPG II application data with existing PC applications, increased end user productivity and performance, avoiding the cost of adding third party GUI products, shortened new user training time and the ability to execute S/36 applications on portable PCs and across remote locations.

  BABY/GUI - BABY/GUI is a powerful PC-based program that allows a software developer to transform System/36 and AS/400 text-based applications into icon-driven Windows screens with point-and-click functionality. On-the-fly conversion gives an application an appearance somewhat better than most 5250 emulation products. The Visual Editor provides the tools to customize the application by moving or deleting objects from the screen, adding logos and graphics, turning function keys into menus or buttons, changing the color and font of labels and fields, displaying subfiles as list boxes, creating multi-level task bars, adding sophisticated metaphors like tabs and notebooks, and other standard and custom Windows features. BABY/GUI facilitates the conversion through a powerful recognition engine that identifies application features for automatic transformation. Prepared and user-defined scripts provide additional auto-conversion functionality. Screens modified with BABY/GUI can be displayed using either the AS/400 or BABY/AS2000 platforms. Thus, a developer offering his application on both platforms has only one set of screens to maintain.

An add-on module planned for late 2000, BABY.COM, will be sold separately to users of BABY/GUI that will allow a developer to Internet-enable his product. This product will create a synergistic marketing environment for BABY/AS2000, BABY/GUI, and BABY.COM.

Services and Support

The Company currently supports its products with a team of technical experts that can assist clients in a smooth migration to the PC environment. Management believes its technical support team and implementation consultants are well equipped to support IBM Midrange, PC, connectivity hardware, and operating system environments. The Company also offers services such as:

  Pre-Migration Analysis - Analysis and preparation of the software and hardware environment for the migration to the Company's products.

  Client-Server Consulting - Assistance in planning for and converting legacy application environments to Client/Server environments.

  Application Migration Services - Migration of RPG applications to the Company's PC-based operating environment.

  Implementation Service - On-Site installation of migrated applications, technical training and configuration of the PC environment for program execution.

Distribution, Marketing, and Customer Relations

CSC sells its products and services in North America directly to end users and through a network of over 150 value added resellers (VARs), who bundle their own Midrange applications with the BABY products into a single PC offering. The Company also markets its products overseas through an international distributor network of 40 IBM Business Partners and software houses. The Company is an IBM AS/400 Partner in Development and a Microsoft Solution Provider.

In support of its sales efforts, the Company employs direct mail, advertising, seminars, trade shows, telemarketing, and on-going customer and third-party communications programs. The Company also stimulates interest in and educates potential customers about computer and network software solutions through speaking engagements, contributed articles, interviews, and documentaries.

The Company organized its information technology services business such that each service technician maintains a direct relationship with several of the Company's customers. Specific marketing programs vary by target customer. The Company believes that its direct sales approach, including having Company service technicians serve as client-relationship managers, leads to better account penetration and management, better communications and long-term relationships with its clients and greater opportunities for follow-on sales of products and services to its client base.

Competition

CSC has extensive expertise and core competency in rehosting and refacing solutions for IBM Midrange computers. Only a few other companies compete in this particular niche. However, platform migration issues involve other platforms, thus providing business for many software and consulting companies. Those companies represent potential competition for CSC. The following is a brief description of several CSC's actual and potential competitors:

  NetManage, Inc. (NASDAQ: NETM) develops, markets, and supports software tools for connecting personal computers to corporate mainframe, Midrange, and UNIX computers. NetManage's NS/Router for AS/400 Access allows a PC running the Windows 95 operating system to connect to a host AS/400 machine through SNA or 5250 emulation.

  Unicomp, Inc. (NASDAQ: UCMP) develops, markets, and supports platform-migration, vertical market applications, and e-commerce payment processing systems for Windows NT and UNIX-based computer systems and point of transaction processors worldwide. Additionally, Unicomp provides installation, training, and systems integration, serving a worldwide network of end-user customers, dealers and distributors.

  Transformation Processing, Inc. (OTC-BB: TPII) develops and markets software and services that enable companies to migrate their application programs and data from older computer codes designed up to thirty or more years ago to modern languages that are compatible with today's more powerful and faster computers.

  Forecross Corporation (OTC-BB: FRXX) develops and markets software and associated services to large organizations for the automated conversion ("migration") of existing business software applications to new computing environments.

Additionally, a number of small, non-trading companies offer software and services for AS/400 platform migration. They include, for example, Minnesota Midrange Solutions, ENPRO India Limited, Inware Technologies, Inc. , Integrated Data Concepts, Inc., Applied Conversion Technologies, Inc., and Active Technologies Software Development.

Currently, the platform migration business does not have a single dominant player: a large number of smaller focused firms compete for small shares of the market. However, this situation is not likely to last. As the intense competition is forcing smaller players out of the market and as bigger players (IBM, Oracle) are becoming more active, the industry is ripe for consolidation.

A relatively solid financial standing of CSC puts it in a favorable position in the current wave of mergers and acquisitions. The Company's strong balance sheet would allow it to pursue alliances with and acquisitions of other firms in the business. Needless to say, as it grows, CSC has to continue offering reliable product performance, short time to market for new products, competitive pricing, and effective marketing and distribution resources in order to maintain its currently strong competitive position.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements, or Labor Contracts

The Company owns a United States trademark for its family of BABY software technology. Management is currently planning for additional copyrights and/or trademarks to fully protect its software. In addition, new proprietary technological advancements are being protected as trade secrets until alternative measures can be taken for protection.

The Company believes that its success and ability to compete is dependent in part on the protection of its potential trademarks, trade names, service marks and other proprietary rights. The Company intends to rely on trade secret and copyright laws to protect the intellectual property that it plans to develop, but there can be no assurance that such laws will provide sufficient protection to the Company, that others will not develop products and services that are similar or superior to those of the Company's, or that third parties will not copy or otherwise obtain and use the Company's proprietary information without authorization. In addition, the Company plans to rely on certain property licensed from third parties, and may be required to license additional products or services in the future, for use in general operations. There can be no assurance that these third party licenses will be available or will continue to be available to the Company on acceptable terms or at all. The inability to enter into and maintain any of these licenses could have a material adverse effect on the Company's business, financial condition or operating results.

While the Company uses sophisticated software and hardware devices to preclude unauthorized use of the Company's proprietary and other intellectual property, policing these rights in the future could entail significant expense and could be difficult or impossible to control completely. In addition, there can be no assurance that third parties will not bring claims of copyright or trademark infringement against the Company or claim that certain of the Company's products, processes or features violates a patent. There can be no assurance that third parties will not claim that the Company has misappropriated their creative ideas or formats or otherwise infringed upon their proprietary rights. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require the Company to enter into costly royalty or licensing arrangements to prevent the Company from using important technologies or methods, any of which could have a material adverse effect on the Company's business, financial condition or operating results.

Research and Development Activities

The market for business computing products has historically been characterized by frequent technological advances, evolving industry standards, and escalating customer expectations. As a result, management believes that the Company's future growth and success will be largely dependent on its ability to develop or acquire products to meet the evolving needs of its prospective clients. The Company anticipates that the long-term success of its product offerings will require further product development. The Company expects to continually evaluate its products to determine what additional products or enhancements are required by the marketplace. The Company plans to develop and enhance its products internally to meet clients' needs, but if the Company can purchase or license proven products at reasonable costs it will do so in order to avoid the time and expense involved in developing products. CSC plans to add new features to BABY/36, BABY/AS2000, and BABY/GUI to allow Internet access through its soon-to-be released BABY.COM product.

Since inception to September 30,1999, the Company incurred $23,200 in research and development (R&D) costs. During the fiscal and calendar year ending December 31, 2000, the Company plans to incur research and development expenses of approximately $100,000 with respect to its current and future products. The costs of such activities are not expected to be borne by the Company's customers.

Employees

The Company presently has forty-three (43) full time employees. The Company's employees are currently not represented by a collective bargaining agreement, and the Company believes that its relations with its employees are good.

ITEM 17. MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

FORWARD LOOKING STATEMENTS

The statements contained in this report that are not historical facts are forward-looking statements within the meaning of the private securities litigation reform act. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects upon the company. There can be no assurance that future developments affecting the company will be those anticipated by management. Actual results may differ materially from those included in the forward-looking statements.

Sales grew to record levels of $12.0 million for fiscal 1999. Income before taxes rose to $3.35 million. California Software reported $0.87 basic earnings per share and $0.66 per share on a fully diluted basis for fiscal 1999. The Company attributed its improvement in sales and income to the widespread market acceptance of its new product releases, including a record order of 4,000 licenses for BABY products.

As of December 31, 1999, cash and receivables rose to $4.78 million and total assets increased to $6.07 million.

In the period beginning January 1, 1999 and ending December 31, 1999, the Company generated pre-tax net income of $2,829,996.00. The corresponding period ending December 31, 1999 resulted in pre-tax loss of $19,977.00, primarily the result of its business combination with CSPI. Management believes the need for additional capital going forward will be met from ongoing revenues and earnings generated from the assets and contracts the Company purchased via an asset purchase agreement with California Software Products, Inc. (CSPI) - a California company in a similar line of business as the Company, and from cash flow and earnings from present and future operations. On January 12, 1999, the Company completed an acquisition of approximately $1,628,068 worth of assets and $702,742 of liabilities CSPI in exchange for a convertible note in the principal sum of $2,250,000, convertible into common shares of the Company once the Company is trading on the OTCBB. The Company intends on pursuing an aggressive growth strategy based in substance on the acquisition of public or private companies with synergistic products or services. The Company anticipates financing these acquisitions via additional funding through private placement(s) as well as via issuance of common shares of the Company in exchange for equity positions in potential target companies.

The Company's predecessor, California Software Products, Inc. (CSPI) was founded in 1975 and incorporated in California for the purpose of writing programs for mainframe manufacturers. In 1980, the company was approached by the PC Division of IBM to write a program that would compile System/32 software to run on a personal computer. Development continued throughout the eighties adding new features and updating current programs as IBM introduced newer computer systems. When the PC Division was disbanded and the AS/400 Division chose not to continue the relationship, CSPI continued to improve these products on its own. The company had excellent technical resources, but management did not understand the marketplace and thus began a gradual decline in revenues and profits. In late 1996 a new management team headed by Bruce Acacio and Carol Conway took over the company bringing their extensive knowledge of turnaround strategies and marketing. The first order of business for the new team was to restructure the company through immediate cost-cutting measures to make it profitable. Due to an unresolved conflict with a major creditor, the team filed for Chapter 11 protection under Federal Bankruptcy law in January of 1997. The Plan put forward by management was approved in October of 1997 and California Software Products, Inc. finished 1997 profitably, its first profitable year since 1988. 1998 revenues have grown by nearly 60% over 1997 and gross profits are higher.

The Company's continued revenue generation is primarily dependent upon its effective ability to provide software and programming products and services to businesses. The Company's main priorities are the expansion of sales of the BABY family of products. The Company's primary interest is the design of PC-based software solutions to enable users to preserve their investment in existing legacy applications, reduce hardware and operating costs, and, in most cases, significantly improve system response times.

The management team of CSC has extensive experience in incorporating and restructuring organizations and divisions turning them into profitable and growth-enabled business units. Following an anticipated aggressive acquisition plan, CSC is seeking to incorporate into its product and marketing mix strategic businesses with the potential for profitable growth. The Company's growth-through-acquisition and core business expansion plan is designed to create a $100M entity by the end of 2001. The considerable expansion will not come at the expense of short- or long-term profitability: the management is carefully planning the selection of acquisition targets paying particular attention to their ability to integrate and complement current core competencies of the organization.

The Company currently does not expect to purchase or sell any of its facilities or equipment.

Management does not anticipate any significant changes in the number of employees.

ITEM 18. DESCRIPTION OF PROPERTY

The Company's Headquarters are located at 2485 McCabe Way, Irvine, CA 92614. The facility is approximately 10,000 square feet, and has the capacity to hold up to 70 employees. The cost of the Lease is $22,000 per month, with a 5 year duration.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Capitalization History of the Company

The articles of the Company authorized the issuance of twenty million (20,000,000) shares of Common Stock at a par value of $0.001 per share. On October 31, 1998, founding shareholders purchased 2,700,000 shares of the Company's authorized stock for cash. An original stock offering was made pursuant to Nevada revised statues Chapter 90.490. Additionally, on December 7, 1998, the Company completed an offering of five-hundred-seventy thousand and nine-hundred (570,900) shares of the common stock of the Company to approximately forty-five (45) unaffiliated shareholders. That offering was made in reliance upon an exemption from the registration provisions of section 4(2) of the Securities Act of 1993, as amended, pursuant to regulation D, rule 504 of the Act. At the completion of that offering, the Company had three million two-hundred-seventy thousand nine-hundred (3,270,900) shares of its $0.001 par value common voting stock issued and outstanding held by approximately forty-seven (47) shareholders of record. (On November 29, 1999, the Company's Common Stock began trading on OTCBB® under the symbol "CAWC." As a result of trades, the number of shareholders of record as of February 14, 2000 was thirty-two (32).)

On January 12, 1999, the Company completed the acquisition of Approximately $1,628,068 worth of assets and $702,742 of liabilities from California Software Products, Inc. - a California company - in exchange for a convertible note in the principal sum of $2,250,000. The note is convertible into common shares of the Company once the Company is trading on the OTCBB® or a similar market and based upon the Company's trading price sixty (60) days following the first day of trading of the Company's shares on a recognized public exchange with a minimum exchange rate of $1.50 per share.

Management valued California Software Products, Inc. primarily by considering the sum of net book value for the Company on January 12, 1999, and the expected earnings for the years 1999 and 2000 ($2,961,159.92). Expected earnings were determined as a function of prior earnings and a projected growth rate of 20 percent. Management then discounted this value to $2,250,000.00 so as to account for likely differences between industry averages and the Company itself. This valuation is based on projections which may or may not be realized given various factors which may effect actual results including but not limited to changing macroeconomic conditions, unforeseen events and unaccounted for variables.

While management made every effort to accurately assess the value of CSPI from an objective arms length view consistent with a third-party market transaction, the two entities were in fact related. Furthermore, there are no readily identifiable, comparable, third party examples sufficient to determine the degree, to which that transaction and underlying valuation compare to a market transaction. Finally, management may not have the specific financial expertise or accounting sophistication or experience sufficient to arrive at a precise valuation. As such, management does not know exactly how this transaction and related valuation would compare to a third party transaction. In management's view, however, the valuation as determined is an accurate reflection of the likely actual market value of California Software Products, Inc. ("CSPI").

Agent, Finder, and Underwriter

The Company engaged NevWest Securities Corporation ("NevWest") as Agent, Finder, and Underwriter in it's recent Private Placement Offering to facilitate the sale of the securities described in the Memorandum. Pursuant to the Private Placement Agreement between the Company and NevWest, NevWest agreed to prepare the requisite documentation consisting primarily of the Private Placement Memorandum or similar documents as required by applicable securities rules and regulations, conduct the requisite due diligence, and directly, or indirectly, sell or cause to be sold securities of the Company offered for sale pursuant to the Private Offering to qualifying investors or individuals or entities, hereinafter referred to collectively as ("Investors"), on a best efforts basis.

The Company agreed to compensate NevWest for its services as Agent, Finder, or Underwriter. This compensation included an option to purchase three hundred thousand (300,000) shares of common stock in the Company, which principal terms include an exercise price equal to one hundred ten percent (110%) of the average daily OTCBB® trading price of the Company (trading symbol: CAWC) calculated as of each day's closing bid over the course of the Company's first thirty (30) days of available and/or active trading on OTCBB® which option shall be exercisable within a period to commence thirty (30) days after the first day of available and/or active trading of the Company on OTCBB® ("commencement date") and which expires two (2) years from the commencement date. On March 6, 2000, NevWest exercised it's option to purchase the shares at a strike price of $0.91 per share or a total of $274,332.14, of which $200,000.00 was paid in cash and a Note was signed for the remaining balance of $74,332.14. The shares issued in this transaction are restricted shares pursuant to Rule 144 and are not subject to registration with this statement.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Common Stock of the Company is quoted on the OTC Bulletin Board ("OTCBB") under the symbol "CAWC." The Common Stock of the Company was cleared for trading on the OTCBB on November 19, 1999 and began formal trading on November 29, 1999. The following table sets forth, for the months indicated, the high and low closing prices of the securities on the OTCBB® .

	HIGH	LOW
Quarter Ending December 31, 1999	$2.500	$0.375
Quarter Ending March 31, 2000	$18.00	$1.375
Current Quarter to Date (as of June 9, 2000)	$12.00	$6.00

The Company's OTCBB® quotations reflect inter-dealer prices, without retail mark-ups, markdowns or commissions, and may not necessarily represent actual transactions.

On March 15, 2000, the Company paid a stock dividend at a rate of one share per share held, effectively doubling the number of shares issued and outstanding. The Company has not paid cash dividends on its common stock and does not intend to pay any cash dividends in the foreseeable future.

ITEM 21. EXECUTIVE COMPENSATION

The following table sets forth all cash compensation to be paid by the Company to its officers, directors, and other significant employees:

NAME OF INDIVIDUAL	POSITION WITH COMPANY	ANNUAL COMPENSATION
Bruce Acacio	Chairman of the Board, President, and Chief Executive Officer	$225,000 + Bonus
Carol Conway	Secretary, Treasurer, Vice President, and CFO	$180,000 + Bonus
R. Dean Moore	Director of Development	$100,000

Footnotes to Executive Compensation:

  No executive officer of the Company prior to January 12, 1999 drew a salary from the Company.

  There were no arrangements, pursuant to which any director of the Company was compensated for the period from inception to the date of this Memorandum for any service provided as a director. In addition, no such arrangement is contemplated for the foreseeable future, as the Company's only directors are its current executive officers who are already drawing a salary for the management of the Company.

  The history of compensation of the top management team as it relates to their compensation at CSPI, is as follows: During the period from January 1997 through January 1999, the compensation for Bruce Acacio and Carol Conway by California Software Products, Inc. (CSPI) increased. Those increases were substantially due to a determination by the Board of Directors that the additional efforts of both individuals in facilitating the asset purchase and restructuring of operations as well as the additional work efforts required of each, warranted a commensurate increase in wages. In January 1997 Bruce Acacio and Carol Conway were each compensated at an annual rate of $100,000. This increased to $120,000 in October 1997 pursuant to the Chapter 11 reorganization plan. In January 1999 remuneration levels increased to $180,000 for Bruce Acacio and $150,000 for Carol Conway. On January 15, 1999, California Software Corporation ("CSC") replaced CSPI as the employer of record and began compensating both employees.

ITEM 22. FINANCIAL STATEMENTS

The following documents listed as exhibits to this document and are hereby incorporated by reference to the Company's periodic filings with the Securities and Exchange Commission:

  Form 10KSB Annual Audited Report for the fiscal year ended December 31, 1999

  Form 10QSB Quarterly Report for the period from January 1, 2000 to March 31, 2000.

  Form 8-K Current Report, as amended, dated May 31, 2000.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The registrant engaged Squar-Milner, (4150 Newport Place 3rd floor, Newport Beach, CA 92660, 949-222-2999) as its principal accountant to replace its former principal accountant, James E. Slayton, CPA. The decision to change accountants was approved by the Board of Directors of the registrant. Neither of the reports of the former principal accountants or the financial statements for the period ending December 31, 1999 contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles. During the audited period ending December 31, 1999, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused him to make reference to the subject matter of the disagreements in connection with his report. During the audited period ending December 31, 1999, the registrant has not consulted Squar-Milner regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the Commission's public reference room in Washington, D.C. You can request copies of those documents, upon payment of a duplicating fee, by writing to the Commission.

We have filed a registration statement on Form SB-2 with the Commission. This prospectus, which forms a part of that registration statement, does not contain all the information set forth in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete and you should refer in each instance to the copy of such contract, agreement or other document filed as an exhibit to the registration Statement, each statement being qualified in all respects by such reference. You may read and copy all or any portion of the registration statement or any reports, statements or other information we file with the Commission at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's following regional offices: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

Our SEC filings and the registration statement can also be reviewed by accessing the Commission's Internet site at http://www.sec.gov.

California Software Corporation will provide without charge to each person to whom a prospectus is delivered upon written or oral request of such person, a copy of any document incorporated herein by reference (not including exhibits to the document that have been incorporated by reference unless such exhibits are specifically incorporated by reference in the document which this prospectus incorporates). Requests should be directed to: Investor Relations, California Software Corporation, 2485 McCabe Way, Irvine, CA 92614.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Except as hereinafter set forth, there is no charter provision, bylaw, contract, arrangement or statute under which any officer or director of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows:

Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

The Securities and Exchange Commission's Policy on Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the common stock being registered. All amounts are estimated except the SEC Registration Fee..
SEC Registration Fee	$5,752.58
EDGAR Conversion Fees	$1,200.00
Blue Sky Qualification Fees and Expenses	$2,000.00
Accounting Fees and Expenses	$0.00
Legal Fees and Expenses	$15,000.00
Printing and Engraving	$2,000.00
Miscellaneous	$2,000.00
Total	$27,952.58

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, the registrant has issued the securities set forth below which were not registered under the Securities Act of 1933.

In May 2000 the Company concluded a private placement of 2,724,971 shares of the Company's common stock for a total price of $9,019,870.40. The common shares are being registered pursuant to this registration statement.

The Company agreed to compensate NevWest for its services as Agent, Finder, or Underwriter in its recent Private Placement. This compensation includes an option to purchase three hundred thousand (300,000) shares of common stock in the Company, which principal terms include an exercise price equal to one hundred ten percent (110%) of the average daily OTCBB® trading price of the Company (trading symbol: CAWC) calculated as of each day's closing bid over the course of the Company's first thirty (30) days of available and/or active trading on OTCBB® which option shall be exercisable within a period to commence thirty (30) days after the first day of available and/or active trading of the Company on OTCBB® ("commencement date") and which expires two (2) years from the commencement date. On March 6, 2000, NevWest exercised it's option to purchase the shares at a strike price of $0.91 per share or a total of $274,332.14, of which $200,000.00 was paid in cash and a Note was signed for the remaining balance of $74,332.14. The shares issued in this transaction are restricted shares pursuant to Rule 144 and are not subject to registration with this statement.

The Company retained National Financial Communication Corp. (NFCC) to perform Investor Relations and Public Relations services. NFCC received 210,000 shares as compensation for services rendered. The shares are restricted pursuant to Rule 144 and are not subject to registration with this statement.

An original stock offering was made pursuant to Nevada revised statues Chapter 90.490. Additionally, on December 7, 1998, the Company completed an offering of five-hundred-seventy thousand and nine-hundred (570,900) shares of the common stock of the Company to approximately forty-five (45) unaffiliated shareholders. That offering was made in reliance upon an exemption from the registration provisions of section 4(2) of the Securities Act of 1993, as amended, pursuant to regulation D, rule 504 of the Act. At the completion of that offering, the Company had three million two-hundred-seventy thousand nine-hundred (3,270,900) shares of its $0.001 par value common voting stock issued and outstanding held by approximately forty-seven (47) shareholders of record. The shares involved in this transaction have since been registered via a 10SB12G registration statement which is currently effective before the SEC.

ITEM 27: EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit
3.	1Articles of Incorporation & By-Laws
(a)	Articles of Incorporation
(b)	By-Laws of the Company
13.	2Annual or Quarterly Reports - Form 10-Q
(a)	10-QSB for the Quarter ending March 31, 2000
(b)	10-KSB for the Fiscal Year ending December 31, 1999
27.	2Financial Data Schedule
Financial Data Schedule of California Software Corp. ending March 31, 2000

Notes to Exhibits:

1The copy of this exhibit filed as the same exhibit to the Company's Registration Statement on Form 10-SB and amendments thereto, is incorporated herein by reference.

2These items are available through the SEC EDGAR database and are hereby incorporated by reference to the Company's periodic reports.

ITEM 28: UNDERTAKINGS

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C. The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized on Friday, June 9, 2000.

CALIFORNIA SOFTWARE CORPORATION

By: /s/Bruce Acacio	By: /s/ Carol Conway
Bruce Acacio, President	Carol Conway, Vice President

END